UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 2, 2016

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2016, the Board of Directors of Supreme Industries, Inc. (the “Company”) adopted the Ownership Transaction Incentive Plan (the “OTIP”).  This newly adopted plan replaces the Amended and Restated Ownership Transaction Incentive Plan, which expired December 31, 2015.

The OTIP provides that, upon a “change of control” (as defined in the OTIP) during the term of the plan, participants are entitled to receive a bonus based on a percentage of the difference between the per share value of the total cash proceeds or the per share fair market value of any other consideration received by the Company or the Company’s stockholders in connection with a change of control minus a base price established by the Company.

The OTIP further provides that, if no change of control occurs during the term of the plan, but during the term the average closing price of the Common Stock for a period 40 consecutive trading days has been at a price equal to or greater than $10.00 (a “Stock Vesting Event”) then the participants are entitled to receive a bonus calculated on the basis of a percentage of the difference between the Company’s Common Stock closing price on December 31, 2018 and the base price established by the Company.

Messrs. Mark D. Weber, President and Chief Executive Officer, Matthew W. Long, Chief Financial Officer, Treasurer, and Assistant Secretary, and Michael L. Oium, Vice President, Operations, are included as participants in the OTIP.  If any participant in the OTIP resigns from the Company or is terminated for “cause” (as defined in the OTIP), such participant shall immediately forfeit any rights to receive payment under the OTIP.  If prior to a change of control, any participant in the OTIP is terminated without cause, such participant’s right to receive a bonus upon a change of control shall be forfeited nine months after the termination without cause.  If, following a stock vesting event, a participant becomes disabled or dies, the participant or his or her estate may be entitled to receive from 0- 100% of the participant’s award, depending upon when the participant dies or becomes disabled and whether a subsequent change of control occurs.

The term of the OTIP runs from January 1, 2016 through December 31, 2018, provided, however, that in the event a definitive, legally binding agreement has been entered into by the Company with respect to a change of control prior to December 31, 2018, then the term of the OTIP will automatically be extended solely with respect to such change of control until the closing date of the change of control or the termination or revocation of such agreement without the consummation of the change of control.

A copy of the OTIP is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.  The foregoing description of the OTIP is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

10.1                        Ownership Transaction Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: March 8, 2016	By:	/s/ Mark D. Weber
Mark D. Weber
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Ownership Transaction Incentive Plan